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                                                                    Exhibit 99.1

     TERAYON ADVANCES NETWORK CHERRYPICKER LINE WITH NEW NETWORK INTERFACES

    Terayon Demonstrates CherryPicker Distributing Digital Video Content via
             Gigabit Ethernet and MPEG-Over-SONET at Cable-Tec Expo

Philadelphia, Pennsylvania - May 12, 2003 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband solutions, today announced the addition of new network interfaces to its Network CherryPicker(TM) line of digital streams management systems here at the Cable-Tec Expo tradeshow. The new Gigabit Ethernet and MPEG-over-SONET network interface modules are designed to enable Terayon's DM 6400 and DM 3200 model Network CherryPickers to increase the speed, efficiency and reliability with which cable operators can distribute digital video content within their cable systems using existing public networks.

Terayon is demonstrating the advanced capabilities enabled by these new interfaces at its booth (#137) at Cable-Tec Expo.

"Adding Gigabit Ethernet and MPEG-over-SONET to our industry-leading Network CherryPicker line is the latest example of Terayon's commitment to developing innovative digital video solutions that meet our customers needs today and tomorrow," said Mark Jeffery, senior product line manager for Terayon's Digital Video Solutions.

The Gigabit Ethernet interfaces of the DM 6400 and DM 3200 allow them to interact with video servers, advertising services and other third-party digital video equipment much faster than the traditional DVB-ASI or DHEI video formats.

Additionally, the Gigabit Ethernet and MPEG-over-SONET interfaces can enable cable operators to more reliably deliver programming. Operators are increasingly using Gigabit Ethernet to shuttle digital video content from their headends to their sub-headends using IP (Internet Protocol) based public networks, which can allow for redundant equipment at one location to take over when a primary component fails at another location. For example, should a video server fail at a sub-headend, the Network CherryPicker at the sub-headend can automatically pick-up the feed from a video server either at the master headend or another sub-
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headend, reduce or eliminate service interruptions.

The interface modules can be ordered today and can also be added to DM 6400 and DM 3200 Network CherryPickers that have already been deployed.

ABOUT THE NETWORK CHERRYPICKER LINE

Terayon's Network CherryPicker line of digital streams management systems is comprised of the DM 6400 Network CherryPicker and the DM 3200 Network CherryPicker. Both models can be used for a variety of digital video applications, including grooming custom channel line-ups, rate shaping digital content and digital-into-digital advertising insertion.

At the heart of each model are ASICs (Application Specific Integrated Circuits) designed for the unique computational requirements of MPEG-2 digital video, unlike competitive solutions based on a combination of software and generic DSPs (Digital Signal Processors). This greater processing power enables a single DM 6400 or DM 3200 to support multiple digital video applications simultaneously on every program, such as rate shaping while ad splicing. Complementing the ASIC's performance advantage is its ability to be programmed, allowing Terayon to continually add new functionality, improve quality and support new standards.

ABOUT TERAYON

Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced voice, data and video services that are deployed by the world's leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

                                      # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.
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Note: Terayon and the Terayon logo are registered trademarks of Terayon
Communication Systems, Inc. CherryPicker is a trademark of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.